EXHIBIT 99

MB Financial, Inc.
800 West Madison Street
Chicago, Illinois 60607
(888) 422-6562
NASDAQ: MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:
Jill York - Vice President and Chief Financial Officer
E-Mail: jyork@mbfinancial.com

FOR IMMEDIATE RELEASE

MB FINANCIAL RECEIVES OCC APPROVAL FOR PENDING MERGER

CHICAGO, July 24, 2014 – MB Financial, Inc. (NASDAQ: MBFI), announced today that the Office of the Comptroller of the Currency has approved the merger of Cole Taylor Bank, the bank subsidiary of Taylor Capital Group, Inc., with MB Financial, Inc.’s bank subsidiary, MB Financial Bank, N.A.  As previously announced, the Board of Governors of the Federal Reserve System on June 30, 2014, approved the merger of Taylor Capital with MB Financial, Inc.
Mitchell Feiger, MB Financial, Inc. President and Chief Executive Officer, said, “I’m pleased that we’ve received all necessary regulatory approvals for our pending merger with Taylor Capital and Cole Taylor Bank. We expect that the combination of our two middle-market, relationship-focused organizations will provide even more for our clients - more highly skilled bankers, more locations and more products and services.”

The transaction, which remains subject to the satisfaction of other customary conditions to closing, is expected to be completed on or about August 18, 2014.

MB Financial, Inc. is the holding company for MB Financial Bank, N.A. MB Financial Bank is a locally operated financial institution that has been delivering competitive personalized service for over 100 years to businesses and individuals who live and work in the Chicago metropolitan area.

Safe Harbor Statement: Statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. By their nature, such statements are subject to numerous factors that could cause actual results to differ materially from those anticipated in such statements, as discussed in MB Financial’s filings with the Securities and Exchange Commission.